UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

KINETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7683 SE 27th Street, Suite 481
Mercer Island, WA		98040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 378-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange
	Symbol(s)	on which registered
Common Stock, par value $0.001 per share	KA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2024 (the “Effective Date”), Kineta, Inc. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with ARE-SEATTLE No. 17, LLC (the “Landlord”), the landlord of the Company’s former premises in Seattle, Washington. Under the terms of the Agreement, the Company has agreed to pay the Landlord the outstanding monetary obligation of $679,210.42 (the “Outstanding Debt”) pursuant to that certain Lease Agreement, by and between the Company and the Landlord, dated as of November 19, 2010, as amended through June 30, 2020 (collectively, the “Lease”) as follows: (i) the Landlord’s application of the security deposit in the amount of $70,000, (ii) the Company’s payment to the Landlord of $85,000.00 (the “First Payment”) no later than five (5) business days after the Effective Date, and (iii) the Company’s payment to the Landlord of the Outstanding Debt balance of $524,210.42 (the “Second Payment” and together with the First Payment, the “Payment Milestones”) no later than February 1, 2025. The Agreement stipulates that upon the receipt by the Landlord of the Payment Milestones, the Landlord will fully discharge and forever release the Company from any claim, cause of action, or judgment, legal or equitable, in contract or tort, direct or indirect, presently asserted or not, known or unknown, through the date of the Agreement related to the Company’s monetary obligations under the Lease.

Additionally, under the Agreement, as consideration for the Landlord’s agreement to delay collection of the Outstanding Debt and to not assess additional interest and late fees with respect to the Outstanding Debt, the Company executed a Confession of Judgment (the “Confession”) in favor of the Landlord, and as consideration for the Company’s agreement to execute the Confession, the Landlord agreed not to file any lawsuit or other legal action against the Company related to the Outstanding Debt, or to otherwise cause the Confession to be entered into any legal action or proceeding unless the Company fails to satisfy the Payment Milestones. The Agreement specifies that except as it relates to the matters contemplated in the Agreement, no action by the parties is to be construed as an admission of liability by any party as it relates to such parties’ rights or obligations under the Lease.

The Company entered into the Agreement to avoid the costs and uncertainties of legal proceedings, reflecting the Company’s commitment to responsibly managing its financial obligations and disputes as it continues to explore strategic alternatives.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Lack of Compliance with Bid Price Rule

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2024, the Company received a written notice on April 18, 2024 (the “Minimum Bid Notice”) from the Nasdaq Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the Company had not maintained a minimum closing bid price of at least $1.00 per share for the last 30 consecutive business days prior to April 18, 2024. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days from the Minimum Bid Notice, or until October 15, 2024, to regain compliance with the Bid Price Rule, but the Company has so far failed to regain compliance with the Bid Price Rule and has not submitted a plan of compliance for an additional extension because the Company does not meet the compliance requirements of the Stockholders’ Equity Rule (as defined below).

Lack of Compliance with Stockholders’ Equity Rule

As previously disclosed on a Current Report on Form 8-K filed with the SEC on May 23, 2024, on May 23, 2024, the Company received a written notice (the “Stockholders’ Equity Notice”) from the Staff informing the Company that it no longer complies with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on Nasdaq (the “Stockholders’ Equity Rule”), and, as of the date of the Stockholders’ Equity Notice, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations. The Stockholders’ Equity Notice provided that the Company has 45 calendar days, or until July 8, 2024, to submit a plan to regain compliance. The Company timely submitted the compliance plan to the Staff on July 8, 2024 and submitted a further revised plan on August 5, 2024.

Nasdaq Determination Letter

On September 10, 2024, the Company received a determination letter (the “Letter”) from the Staff informing the Company that the Staff has reviewed the materials submitted by the Company and has determined to deny the Company’s request for continued listing on The Nasdaq Capital Market. The Letter noted that, as of the date of the Letter, the Company is not eligible for a second 180-day compliance period, expiring October 15, 2024, to comply with the Bid Price Rule and has not provided a plan to regain compliance with the Bid Price Rule by October 15, 2024. According to the Letter, the Staff has determined that the Company did not provide a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time. Unless the Company requests an appeal of this determination before a Nasdaq Hearings Panel (the “Panel”) by September 17, 2024, trading of the Company’s currently listed securities would be suspended at the opening of business on September 19, 2024, and a Form 25-NSE would be filed with the SEC to remove the Company’s securities from listing and registration on the Nasdaq.

The Company intends to timely file the appeal and pay the required fee to initiate the appeal to the Panel. The hearing request will result in a stay of any suspension or delisting action pending the hearing. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance prior to the expiration of any extension that may be granted by the Panel.

The Company’s common stock will continue to trade uninterrupted under the symbol “KA” on The Nasdaq Capital Market pending the Panel’s decision.

If the Company’s securities are delisted from The Nasdaq Capital Market, it could be more difficult to buy or sell the Company’s securities or to obtain accurate quotations, and the price of the Company’s securities could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s intention to present a plan to regain compliance with the Bid Price Rule and the Stockholders’ Equity Rule. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including, but not limited to: whether the Company will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital requirements; the Company’s ability to regain compliance with the Bid Price Rule and the Stockholders’ Equity Rule and those risks set forth under the caption “Risk Factors” in the Company’s Annual Report and Quarterly Reports as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2024

Kineta, Inc.

By:	/s/ Craig Philips
Name:	Craig Philips
Title:	President